THIRD AMENDMENT AND LIMITED WAIVER TO CREDIT AGREEMENT


                  THIS THIRD AMENDMENT AND LIMITED WAIVER TO CREDIT AGREEMENT, dated as of May 29, 1996 (this "Amendment"), is made among COASTAL PHYSICIAN GROUP, INC. (formerly known as Coastal Healthcare Group, Inc., hereinafter the "Borrower"), each of the Subsidiaries (as defined in the Credit Agreement referred to below) of the Borrower, the Lenders (as hereinafter defined) that have executed this Amendment, and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as agent for the Lenders (in such capacity, the "Agent").


                                R E C I T A L S

         A. The Borrower, certain banks and other financial institutions (the "Lenders") and the Agent are parties to a Credit Agreement, dated as of July 29, 1994, as amended by a First Amendment to Credit Agreement, dated as of April 12, 1995 and a Second Amendment to Credit Agreement (the "Second Amendment") dated as of August 10, 1995 (as so amended, and as further amended, modified, restated or supplemented from time to time, the "Credit Agreement") providing for the availability of certain credit facilities to the Borrower upon the terms and conditions set forth therein. Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement.

         B. The Borrower and the Agent, on behalf of Required Lenders, have executed waiver letters dated as of February 6, 1996, February 29, 1996, April 1, 1996, April 16, 1996, April 23, 1996, April 30, 1996, May 6, 1996, May 7,
1996 and May 8, 1996 (the "Waiver"), respectively pursuant to which (i) the Agent, on behalf of the Required Lenders, waived until May 24, 1996 Events of Default existing as a result of defaults under, inter alia, Sections 6.19, 6.20 and 6.26 of the Credit Agreement and (ii) the Borrower agreed that no additional Borrowings would be permitted under the Revolving Credit Facility without the consent of the Required Lenders, so that absent the execution and delivery of this Amendment the Lenders have no obligation to lend under the Credit Agreement.

         C. Upon the expiration of the Waiver, the Lenders may, in accordance with the provisions of the Credit Agreement, terminate the Commitments and accelerate the obligations of the Borrower and exercise remedies under the Credit Agreement and the Pledge Agreements.

         D. The Borrower and its Subsidiaries have requested that Lenders waive the existing Events of Default and amend the Credit Agreement in order to, among other things, (i) terminate the Revolving Credit Commitments, (ii) amend and reduce the aggregate amount of the Reducing

Revolving Credit Commitments and permit borrowings thereunder for certain limited purposes, (iii) modify the required Commitment reduction schedule for the Reducing Revolving Credit Facility, (iv) amend the permitted uses for the proceeds of the Reducing Revolving Credit Loans and (v) permit Letters of Credit to be issued under the Reducing Revolving Credit Facility.

         E.  The  Lenders  desire  to  amend  the  Reducing   Revolving   Credit
Commitments to provide that each Lender shall have the applicable Reducing Revolving Credit Commitment set forth on Annex A hereto.

         F. The Borrower has, from time to time in the past, advanced funds (including certain proceeds of the Loans) to its Subsidiaries as part of the cash management practices of the Borrower and its Subsidiaries, and intends, from time to time in the future, to advance to its Subsidiaries the proceeds of any Loans and other extensions of credit made after the effective date of this Amendment. Thus, the Subsidiaries have benefitted, and will continue to benefit, substantially, both directly and indirectly, from loans and other extensions of credit made and to be made under the Credit Agreement.

         G. Concurrently herewith, the Borrower, the Lenders and First Union, as agent for such Lenders are entering into that certain Secured Overline Credit Agreement dated as of the date of this Amendment (as amended, restated, supplemented or otherwise modified from time to time, the "Overline Credit Agreement").

         H. It is a condition precedent to the effectiveness of this Amendment that the Borrower and its Subsidiaries (other than the HMOs) grant security interests in all of their property, now existing and hereafter created or acquired, in order to secure their obligations under the Credit Agreement, the Overline Credit Agreement and the Guaranty Agreement, as the case may be.

         I. Subject to the terms and conditions contained herein, Required Lenders have agreed to grant the waivers and amend the Credit Agreement, so as to permit certain borrowings, as provided herein.


                              STATEMENT OF AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   AMENDMENTS

1.1      Amendments to Article I: Definitions.

         A. Section 1.1 of the Credit Agreement is hereby amended by inserting the following definitions in proper alphabetical order:

                  "`AAPB' means the aggregate consolidated liabilities required to be reported by the Borrower and its Subsidiaries in accordance with Generally Accepted Accounting Principles presented in a manner consistent with the amounts reported as Total Liabilities on the Borrower's public financial statements less any Excluded Payables, in each case determined as of the last day of each month and reported to the Agent pursuant to subsection 5.1(o) within 30 days of the respective month end.

                  "`ARTB' means the aggregate consolidated receivables of the Borrower and its Subsidiaries presented in a manner consistent with the amounts reported as Trade Accounts Receivable, net, on the Borrower's public financial statements less any receivables maintained by the HMOs included in such balance. The ARTB shall include all appropriate reclassifications and allowances for contractual adjustments and uncollectibles recorded in accordance with the Borrower's written accounts receivable reserve policy referred to in paragraph S of Article V of the Third Amendment. The Borrower's consolidated ARTB shall be determined in accordance with Generally Accepted Accounting Principles and consistent with Borrower's current accounting practices subject to Borrower's account receivable reserve policy and based on the balance on the last day of each calendar month and reported to the Agent within 30 days of each month end for purposes of measuring compliance with the provisions of Section 6.20 in the following month; provided that if during any month an ARTB is established for the month just ended and delivered to the Agent pursuant to paragraph 5.1(r) of the reporting covenants, then the Borrower shall utilize the more recent ARTB for purposes of measuring compliance with the provisions of Section 6.20; provided further that if during any month, the Borrower shall become aware of any facts or circumstances, including those arising out of the Borrower's compliance with the requirements of Section 3.4B of the Third Amendment, which in the exercise of Borrower's good faith business judgment make the previously reported ARTB inappropriate, then Borrower shall promptly revise the ARTB in a manner appropriate to such facts or circumstances, report the same to the Agent and utilize the revised ARTB in lieu of the previously reported ARTB.

                  "`Borrower Security Agreement' shall mean that certain Security Agreement dated as of the date of the Third Amendment by and between the Agent and the Borrower, together with any amendments, modifications and supplements thereto and restatements thereof, in whole or in part."

                  "`Collateral Documents' means the Pledge Agreements, the Security Agreements, and all other instruments or documents now or hereafter granting Liens on property of the Borrower or any of its Subsidiaries to the Agent, for the benefit of the Agent and the Lenders."

                  "`Consolidated Cash Flow' shall mean the excess or shortfall of consolidated cash receipts less consolidated cash disbursements of the Borrower and its Subsidiaries presented in a manner consistent with the PW Report, but before payment/receipt of:

                  (i) interest expense (including without limitation LIBOR Loan contract breakage fees);

                  (ii) principal payments under the Credit Agreement and the Overline Credit Agreement;

                  (iii) proceeds from asset sales (whether such proceeds are retained by the Borrower or applied to prepay Loans or Overline Loans);

                  (iv)     income tax refunds;

                  (v) if the New York City contract with Better Health Plan, Inc. commences before October 30, 1996, capital expenditures not in excess of $750,000 required to meet the planned growth of such HMO;

                  (vi) disbursements for medical malpractice liabilities subject to future reimbursements not in excess of $2,000,000 from March 1, 1996 through February 28, 1997 and $1,500,000 from March 1, 1997 through the Reducing Revolving Credit Facility Termination Date; provided that all amounts excluded pursuant to this clause shall be evidenced by appropriate documentation reasonably satisfactory to the Agent and the Lenders' financial advisors; and

                  (vii) cash disbursements to meet changes required by state law or regulation with respect to cash or net worth requirements applicable to all health maintenance organizations in the applicable regulatory jurisdiction, in excess of amounts forecasted in the PW Report but in no event more than $3,000,000;

provided that consolidated cash receipts and consolidated cash disbursements shall exclude the receipts and disbursements of the HMOs but shall include as receipts monies legally transmitted in any form or manner from such entities to the Borrower or any of its Subsidiaries and include as disbursements monies transmitted in any form or manner by the Borrower or any of its Subsidiaries to such entities, except as provided in clause (vii) above.

                  "`CPS' means Coastal Physician Services, Inc., a North Carolina corporation."

                  "`CPS Cash Flow' means the excess or shortfall of CPS cash receipts less CPS cash disbursements from operations of CPS, presented in a manner consistent with the PW Report, and before payment/receipt of:

                  (i)      interest expense;

                  (ii)     proceeds from asset sales;

                  (iii)    income tax refunds; and

                  (iv) disbursements for medical malpractice liabilities subject to future reimbursements not in excess of $2,000,000 for the period from March 1, 1996 through February 28, 1997 and $1,500,000 from March 1, 1997 through the Reducing Revolving Credit Facility Termination Date; provided that all amounts excluded pursuant to this clause shall be evidenced by appropriate documentation reasonably satisfactory to the Agent and the Lenders' financial advisors.

                  "`Excluded Payables' means the sum of

                  (i)      payables of the HMO's;

                  (ii)     Debt to Affiliates (as defined in the Credit
                           Agreement);

                  (iii) obligations and liabilities to Morgan Stanley or other investment bankers and brokers directly related to sales of assets and to be paid out of such proceeds (net of any retainers paid to Morgan Stanley or other investment bankers);

                  (iv)     deferred income taxes;

                  (v)      outstanding stock incentives;

                  (vi)     deferred compensation;

                  (vii) any liabilities or claims (up to a maximum of $1,500,000) created as a result of medical malpractice or other insurance claims wherein the appropriate insurer or reinsurer is financially unable to reimburse the Borrower;

                  (viii)   any  obligations  incurred  subsequent  to the  Third
                           Amendment Effective Date which are offset by a directly proportionate related asset that will be amortized for a period longer than one year (including purchase money debts secured by liens as permitted in this Agreement to the extent of the amount of the related asset);

                  (ix) any liability of the Borrower related to disbursements for medical malpractice liabilities that are subject to future reimbursements; and

                  (x) Overline Obligations under and as defined in the Overline Credit Agreement and all Credit Obligations."

                  "`HMOs' means collectively Better Health Plan, Inc., Health Plan Southeast, Inc., and Doctors Health Plan, Inc.

                  "`Officer's   Certificate'   means,   with   respect   to  any
corporation, a certificate executed by the President, Chief Executive Officer, Chief Financial Officer or Treasurer of such corporation."

                  "`Overline Credit Agreement' shall mean that certain Secured Overline Credit Agreement dated as of the date of the Third Amendment among the Borrower, the lenders party thereto and First Union, as agent, as such agreement may be amended, restated, supplemented or otherwise modified from time to time."

                  "`Overline Lenders' means the lenders which are party from time to time to the Overline Credit Agreement."

                  "`Overline Loans' has the meaning assigned to that term in the Overline Credit Agreement."

                  "`Overline Maturity Date' has the meaning assigned to that term in the Overline Credit Agreement."

                  "`Plan Manager' has the meaning set forth in the PW Engagement Letter.

                  "`PW Engagement Letter' means that certain engagement letter agreement dated as of April 4, 1996 between Borrower and Price Waterhouse LLP."

                  "`PW Report' means the report delivered to the Lenders by Price Waterhouse & Co. at the bank meeting on March 18, 1996, as amended on March 25, 1996 and supplemented on April 15, 1996."

                  "`Security Agreements' shall mean the Subsidiaries Security Agreement and the Borrower Security Agreement."

                  "`Separate Indebtedness' has the meaning assigned to that term in Section 2.1(b)(i)."

                  "`Subsidiaries Security Agreement' shall mean that certain Subsidiaries Security Agreement dated as of the date of the Third Amendment by and among the Agent and the Subsidiaries of the Borrower party thereto, together with any amendments, modifications and supplements thereto and restatements thereof, in whole or in part."

                  "`Third Amendment' shall mean that certain Third Amendment to the Credit Agreement dated as of May 29, 1996 by and among the Borrower, the Agent and Lenders."

                  "`Third Amendment Effective Date' shall mean the date Articles I, II, III and IV of the Third Amendment became effective in accordance with the terms of the Third Amendment."

         B. The respective definitions of "Applicable Margin," "Borrower Pledge Agreement," "Capital Expenditures," "Collateral," "Guaranty Agreement," "Reducing Revolving Credit Facility Termination Date," "Subsidiaries Pledge Agreement" and "Unutilized Reducing Revolving Credit Commitment" contained in
Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety as follows:

                  "`Applicable Margin' shall mean, at any time with respect to any Loan 1.5% per annum.

                  "`Borrower Pledge Agreement' shall mean the Amended and Restated Pledge Agreement dated as of the date of the Third Amendment made by the Borrower in favor of the Agent, together with any amendments, modifications and supplements thereto and restatements thereof, in whole or in part."

                  "`Capital  Expenditures'  shall  mean,  with  respect  to  the
         Borrower and its Subsidiaries (other than the HMOs) for any fiscal year, any expenditures of the Borrower and such Subsidiaries during such fiscal year, that are, in accordance with Generally Accepted Accounting Principles, required to be included on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries, excluding:

                           (i) expenditures consisting of the purchase price relating to the two existing deferred purchase and sale agreements (namely that certain Agreement dated January 14, 1994 as amended by amendment dated April 25, 1994 relating to the Southland property located at 3104 Croasdaile Drive, Durham, North Carolina and also that certain Agreement dated March 1, 1989 as amended by

                  Agreement dated September 28, 1990 relating to the Medbill property located at 3114 Croasdaile Drive, Durham, North Carolina) where the Borrower or a Subsidiary is or will become obligated to purchase the applicable real estate and improvements;

                           (ii) any and all  operating  cash  flow  expenditures
                  which have been included in the Borrower's adjusted cash flow projections provided to the Lenders on April 15, 1996 as a supplement to part of the PW Report which items were not characterized as capital expenditures but which later will be required to be capitalized in accordance with GAAP; provided that all amounts excluded pursuant to this clause shall be evidenced by appropriate documentation reasonably satisfactory to the Agent and the Lenders' financial advisors.

                  "`Collateral' means all of the property made subject to a Lien in favor of the Agent pursuant to the Collateral Documents."

                  "`Guaranty Agreement' shall mean the Amended and Restated Guaranty Agreement dated as of the date of the Third Amendment made by the Subsidiaries of the Borrower party thereto, together with any amendments, modifications and supplements thereto and restatements thereof, in whole or in part."

                  "`Reducing Revolving Credit Facility Termination Date' shall mean, subject to the provisions of Section 3.3 of the Third Amendment, July 1, 1997; provided that if the Overline Lenders vote to extend the Overline Maturity Date beyond July 1, 1997, the Reducing Revolving Credit Facility Termination Date shall be extended to such later date, whether or not the Overline Commitments under and as defined in the Overline Credit Agreement have been terminated and the loans thereunder prepaid."

                  "`Subsidiaries  Pledge  Agreement'  shall mean the Amended and
         Restated Subsidiaries Pledge Agreement dated as of the date of the Third Amendment made by certain Subsidiaries of the Borrower in favor of the Agent, together with any amendments, modifications and supplements thereto and restatements thereof, in whole or in part."

                  "`Unutilized Reducing Revolving Credit Commitment' shall mean, with respect to any Lender at any time, such Lender's Reducing
         Revolving Credit Commitment at such time less the sum of (i) the aggregate principal amount of all Reducing Revolving Loans made by such Lender that are outstanding at such time and (ii) such Lender's Pro Rata Share of all Letter of Credit Outstandings at such time."

         C. The definition of "Cash Flow" contained in Section 1.1 of the Credit Agreement is hereby amended by (i) inserting the word "Consolidated" immediately before the phrase

"Cash Flow" in such definition and (ii) inserting the amended definition in proper alphabetical order in such Section.

         D. The definition of "Credit Documents" contained in Section 1.1 of the Credit Agreement is hereby amended by inserting the phrase ", the other Collateral Documents, the Overline Credit Agreement" immediately after the phrase "the Pledge Agreements" contained in such definition.

1.2      Amendments to Article II: Amount and Terms of the Loans; Letters of
         Credit

         A. Section 2.1(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "(b)(i) Each Lender having a Reducing Revolving Credit Commitment hereby severally agrees to maintain as loans under its Reducing Revolving Credit Commitment ("Reducing Revolving Loans") its Pro Rata Share of all loans outstanding under this Agreement on the Third Amendment Effective Date; provided that for purposes of this Agreement, loans owed by Borrower to First Union in an aggregate outstanding principal amount of $6,957,117 (collectively, the "Separate Indebtedness") and evidenced by (y) that certain promissory note dated as of March 31, 1995 in the original principal amount of $6,600,000 executed by the Borrower in favor of First Union and (z) that certain promissory note dated as of February 14, 1995 in the original principal amount of $1,299,974 executed by the Borrower in favor of First Union shall, concurrently with the effectiveness of the Third Amendment, be deemed to be Reducing Revolving Loans outstanding under this Agreement. Each Lender's Pro Rata Share and Reducing Revolving Credit Commitment as of the Third Amendment Effective Date is set forth on Annex A to the Third Amendment.

                  (ii) In addition to maintaining loans outstanding on the Third Amendment Effective Date, on January 2, 1997 each Lender shall make a Reducing Revolving Loan in an aggregate amount equal to the aggregate amount of prepayments received from Net Proceeds in respect of such Lender's Reducing Revolving Credit Commitment during the period from the Third Amendment Effective Date to and including January 2, 1997; provided that the proceeds of such Reducing Revolving Loans shall be used only to make the payments of Overline Loans required to be made on January 2, 1997 pursuant to the Overline Credit Agreement."

         B. Section 2.1(c) of the Credit Agreement is hereby amended by adding the following at the end thereof:

                  "; provided further that on and after the Third Amendment Effective Date, all Loans shall be Base Rate Loans."

         C. Section 2.4(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "(b) Subject to the provisions of Section 2.1(b)(ii), on the date of any payment of a Reducing Revolving Loan, or the cancellation, expiration, other termination or reduction in amount of any Letter of Credit, the Total Reducing Revolving Credit Commitment shall automatically be permanently reduced by the aggregate amount of such payment, or the amount of the Letter of Credit so cancelled, expired or terminated, or the amount of the reduction of any such Letter of Credit, as the case may be; provided that any outstanding Letter of Credit may be renewed in favor of the existing beneficiary in an amount not to exceed the amount of such Letter of Credit on the Third Amendment Effective Date."

         D. Section 2.4 of the Credit Agreement is hereby amended by adding the following subsection at the end of such Section:

                  "(g) The Borrower shall make prepayments from net cash proceeds of Asset Sales (as defined in the Overline Agreement) received by the Borrower or any of its Subsidiaries and from the issuance of debt or equity securities by the Borrower or any of its Subsidiaries, and the Reducing Revolving Credit Commitments shall be automatically reduced, on the dates and to the extent provided in subsections 2.6B(iii) and (iv) of the Overline Credit Agreement."

         E. Section 2.5(b) of the Credit Agreement is hereby amended by (i) inserting the phrase "the sum of (i)" immediately after the phrase "In the event that" in such Section and (ii) inserting the phrase "plus (ii) the aggregate Letter of Credit Outstandings as of such date" immediately after the phrase "Section 2.4(b)," in such Section.

         F. Section 2.5(d) of the Credit Agreement is hereby amended by deleting the date "September 30, 2001" and substituting therefor the "Reducing Revolving Credit Facility Termination Date."

         G. Section 2.5 of the Credit Agreement is hereby amended by adding the following subsection at the end thereof:

                  "(f) The Borrower shall make all prepayments of the Reducing Revolving Loans required to be made pursuant to subsection 2.6(B) of the Overline Credit Agreement (as in effect on the date hereof or as may be amended, restated, supplemented or otherwise modified from time to time with the consent of Required Lenders) and such provisions shall be incorporated herein as if set forth herein in their entirety."

         H.       Section 2.6(a) of the Credit Agreement is hereby amended by
(i) inserting the phrase "the earlier of the Third Amendment Effective Date and the date on which" immediately





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



before the phrase "such principal amount" in such subsection and adding the following at the end of such subsection:

         "From and after the Third Amendment Effective Date, the Borrower will pay interest in respect of the unpaid principal amount of each Loan, until such principal amount shall be paid in full, at the Adjusted Base Rate, as in effect from time to time during such period."

         I.       Section 2.7 of the Credit Agreement is hereby amended by:

                  (i) deleting the phrase "Revolving Credit Commitment" from paragraph (d) of such Section and substituting therefor the phrase "Reducing Revolving Credit Commitment;"

                  (ii) deleting the phrase "Revolving Credit Facility Termination Date" from paragraph (d) of such Section and substituting therefor the phrase "Reducing Revolving Credit Facility Termination Date"; and

                  (iii) deleting the phrase "Revolving Credit Facility Termination Date" from paragraph (e) of such Section and substituting therefor the phrase "Reducing Revolving Credit Facility Termination Date."

         J. Section 2.14(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "(b) The proceeds of the Reducing Revolving Loans shall be used solely for working capital and general corporate purposes and in accordance with the terms and provisions of this Agreement, including without limitation the payment of outstanding Revolving Loans."

         K.       Section 2.17 of the Credit Agreement is hereby amended by:

                  (i) deleting the phrase "Revolving Credit Facility Termination Date" from each place such phrase occurs in such Section and substituting therefor the phrase "Reducing Revolving Credit Facility Termination Date;"

                  (ii) deleting the phrase "Revolving Loans" from each place such phrase occurs in such Section and substituting therefor the phrase "Reducing Revolving Loans;"

                  (iii) deleting the phrase "Total Revolving Credit Commitment" from each place such phrase occurs in such Section and substituting therefor the phrase "Total Reducing Revolving Credit Commitment;"





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



                  (iv) deleting the phrase "Revolving Credit Facility Expiry Date" from each place such phrase occurs in such Section and substituting therefor the phrase "Reducing Revolving Credit Facility Termination Date;"

                  (v) deleting the phrase "Revolving Credit Percentage" from each place such phrase occurs in such Section and substituting therefor the phrase "Reducing Revolving Credit Percentage;" and

                  (vi) deleting the phrase "Revolving Credit Commitments" from each place such phrase occurs in such Section and substituting therefor the phrase "Reducing Revolving Credit Commitments."

1.3      Amendments to Article IV:  Representations and Warranties.

         A. Section 4.17 of the Credit Agreement is hereby amended by adding the following at the end thereof:

         "Upon the effectiveness of the Third Amendment, the provisions of each Security Agreement will be effective to create in favor of the Agent a legal, valid and enforceable security interest in all of the Collateral described therein. The Security Agreements, together with the filing, with regard to each Credit Party, of financing statements naming each such Credit Party as debtor, the Agent as secured party, and describing the Collateral, in the jurisdictions set forth beneath such Credit Party's name on Annex A to the applicable Security Agreement, create, and at all times shall constitute, valid and perfected security interests in and Liens upon the Collateral owned by the Credit Parties in favor of the Agent, superior and prior to the rights of all other Persons therein (except for Permitted Liens), and no other or additional filings, registrations, recordings or actions are or shall be necessary or appropriate in order to maintain the perfection and priority of such Lien and security interest, other than continuation statements required under the applicable Uniform Commercial Code."

         B. Article IV of the Credit Agreement is hereby amended by adding the following Section 4.23 at the end thereof:

                  "4.23  Independent  Business.  The  Borrower  and  each of its
         Subsidiaries is a separate and distinct legal entity. Each of the Borrower and its Subsidiaries (i) maintains or causes to be maintained its own books and records, including without limitation records of its intercompany accounts, (ii) operates its own business, separate from the business of any other Person, and (iii) deals with its creditors as an independent entity."

1.4      Amendments to Article V:  Affirmative Covenants.

         A. Section 5.1 of the Credit Agreement is hereby amended by (i) deleting the number "110" from clause (b) thereof and substituting the number "100" therefor, (ii) amending clause "(k)" thereof to be clause "(u)" and (iii) inserting the following clauses immediately after clause (j) contained in such
Section:

                  "(k) As soon as practicable and in any event within seven business days after each Friday, an unaudited statement of consolidated cash receipts and disbursements of the Borrower and its Subsidiaries in a manner consistent with the PW Report as updated on April 15, 1996, and distributed to the Agent, comparing the actual consolidated cash flows for the week to those projected in the PW Report, as updated, and explanations for variations in total inflows and/or total outflows in excess of 10%. The first report shall be delivered for the week ending May 31, 1996.

                  (l) As soon as practicable and in any event within seven business days after each Friday, an unaudited statement of consolidated cash receipts and disbursements of CPS, prepared by the Borrower in a manner consistent with the PW Report as updated on April 15, 1996, and distributed to the Agent, comparing the actual consolidated cash flows for the week to those projected in the PW Report, as updated, and explanations for variations in total inflows and/or total outflows in excess of 10%, with the first report to be for the week ending Friday, May 10, 1996, and delivered to the Agent on or before May 24, 1996.

                  (m) As soon as practicable and in any event within seven business days after the end of the month of May, 1996 and after the end of each month thereafter, (i) unaudited projections of consolidated cash receipts and disbursements for the Borrower and its Subsidiaries and (ii) unaudited projections of cash receipts and disbursements for CPS and its Subsidiaries, in each case reflecting the latest trends, as adjusted for actual activity as reported in (k) and (l) above, for the 13 weeks following such week with comparisons to the covenants regarding Consolidated Cash Flow contained in Sections 6.18 and 6.19 applicable to the period.

                  (n) As soon as practicable, and in any event within 50 days after the end of each calendar quarter, unaudited consolidating balance sheets and income statements including the Borrower's separate business units defined as CPS, Clinics, CGS, HBR HMOs and Group in the PW Report each without subsidiary detail, consistent with the Borrower's historical accounting practices.

                  (o) A Compliance Certificate signed by the Borrower's Chief Financial Officer, Chief Accounting Officer or Treasurer with respect to the status of compliance as to all covenants described in Sections
         6.18 and 6.19 below within seven business days of the end of each month, for covenants described in Section 6.17 within thirty days after the end of each quarter, and for covenants described in Sections 6.20 and 6.21, within 30 days after the end of each month.

                  (p) By September 30, 1996, a full and complete confidential three year business plan, setting forth the business strategies underlying each major individual business unit, reflecting the anticipated divestiture of any business units or portions thereof, and including annual balance sheet projections and monthly financial statement projections of income and cash flow during the forecast period commencing October 1, 1996 through December 31, 1997 with annual projections thereafter.

                  (q) As soon as practicable but in no event later than 30 days from the end of each month, a monthly schedule of intercompany balances for each legal entity as of the respective month end, beginning with the month ending May 1996.

                  (r) As soon as practicable but in no event later than 30 days from the end of each month, monthly aged ARTB as of the prior month end.

                  (s) As soon as practicable but no less than seven days prior to the Borrower or any of its Subsidiaries closing a sale of assets/business units for net proceeds above $5,000,000, Borrower will provide pro-forma financial projections to Agent reflecting the impact of such sale on Borrower's and the applicable Subsidiary's balance sheet, income statement and cash flows through the remaining term of the Credit Agreement or through February 28, 1997 if such sale occurs prior to setting of covenants for the period including and beyond March 1, 1997.

                  (t) As soon as practicable but in no event later than 30 days from the end of each month HMO monthly operating statistics including
         (i) premiums per member by Commercial, Medicaid and Medicare product line; (ii) enrollment by Commercial, Medicaid and Medicare product line on a monthly and three-month rolling basis; (iii) medical loss ratio by Commercial, Medicaid and Medicare product line; (iv) administrative expense ratios; (v) cash to claims ratio (Cash plus receivables)/(unpaid claims plus payables); and (vi) claims payable medical expenses for the preceding 12 months.

         B. Section 5.11 of the Credit Agreement is hereby amended by (i) inserting the phrase "and the Subsidiaries Security Agreement" after the phrase "Guaranty Agreement" in clause (i) thereof and (ii) adding the following at the end of clause (i) thereof:

         "together with all financing statements and other documents, certificates and instruments necessary to perfect the security interest of the Agent in the Collateral of such new Subsidiary pursuant to the provisions of the Subsidiaries Security Agreement, all in form and substance satisfactory to the Agent,"

         C. Section 5.12 of the Credit Agreement is hereby amended by inserting the phrase "and the Security Agreements" after the phrase "the Pledge Agreements" therein.


1.5      Amendments to Article VI:  Negative Covenants.

         A. Section 6.2(a) of the Credit Agreement is hereby amended by (i) deleting the phrase "is evidenced by one or more promissory notes pledged to the Agent pursuant to the Pledge Agreements," from clause (iv) thereof and substituting therefor the phrase "shall not be evidenced by any promissory notes unless each such promissory note is pledged and delivered to the Agent concurrently with execution thereof pursuant to the Pledge Agreements" and (ii) amending and restating clause (viii) thereof as the following:

                  "(viii)  Debt other  than Debt  referred  to in clauses  (i) -
         (vii) above, outstanding on the Third Amendment Effective Date in an aggregate principal amount as set forth on Schedule 6.2 not to exceed $16,964,991; provided that there shall be no refinancing of any such Debt or, upon payment of any such Debt, reborrowings thereof."

         B. Section 6.6 of the Credit Agreement is hereby amended by (i) deleting clause (ix) therefrom and substituting "INTENTIONALLY OMITTED" therefor and (ii) deleting the phrase "not to exceed $5,000,000 during any fiscal year or $10,000,000 at any time outstanding" from clause (xi) thereof and substituting therefor the phrase "not to exceed $2,500,000 at any time outstanding."

         C. Section 6.17 of the Credit Agreement is hereby amended by deleting the phrase "$25,000,000 during any fiscal year beginning with the fiscal year ending December 31, 1994" and substituting therefor the following:

                  "(i) $3,300,000 during the period from March 1, 1996 through and including February 28, 1997, and (ii) $2,000,000 in any three month period ending during the period from May 31, 1996 through February 28, 1997."

         D. Article VI of the Credit Agreement is hereby amended by deleting subsections 6.18, 6.19, 6.20, 6.21, 6.22, 6.23, 6.24 and 6.25 therefrom and substituting the following therefor:

                  "6.18 Minimum Consolidated Cash Flow. The Borrower will not permit Consolidated Cash Flow for any consecutive three-month period ending on the dates set forth below to be worse than the corresponding amount set forth below (subject to the provisions of subsection 6.22):

                                     Minimum Consolidated
Date                                      Cash Flow
- ----                                      ---------
May 31, 1996                                  ($18,700,000)
June 30, 1996                                 ($27,300,000)
July 31, 1996                                 ($24,300,000)
August 31, 1996                               ($13,700,000)
September 30, 1996                            ($ 9,600,000)
October 30, 1996                              ($ 6,800,000)
November 30, 1996                             ($ 6,200,000)
December 31, 1996                             ($ 3,400,000)
January 31, 1997                              ($ 5,100,000)
February 28, 1997                             ($ 3,900,000)


                  6.19 Minimum CPS Cash Flow. The Borrower will not permit CPS Cash Flow for any consecutive three-month period ending on the dates set forth below to be worse than the corresponding amount set forth below (subject to the provisions of subsection 6.22):
                                         Minimum CPS
Date                                      Cash Flow
- ----                                      ---------
May 31, 1996                                   ($6,000,000)
June 30, 1996                                  ($8,800,000)
July 31, 1996                                  ($8,500,000)
August 31, 1996                                ($5,400,000)
September 30, 1996                             ($3,700,000)
October 30, 1996                               ($1,900,000)
November 30, 1996                              ($2,900,000)
December 31, 1996                                $  100,000
January 31, 1997                               ($  200,000)
February 28, 1997                              ($1,900,000)


                  6.20     Minimum Accounts Receivable Balances.

                           (a) The Borrower  will  maintain at all times ARTB in
                  an amount equal to or greater than (i) with respect to the period from the Third Amendment Effective Date to January 2, 1997, 110% and (ii) with respect to the period on and after January 2, 1997, 115%, of the aggregate outstanding principal amount of the Reducing Revolving Loans and the Overline Loans.

                           (b) If the Borrower fails to comply with the requirements of paragraph (a) above in any month for any seven consecutive day period and provided that the ARTB is not on each such day less than 105% of the sum of the aggregate outstanding principal amount of the Reducing Revolving Loans plus the Total Utilization of the Overline Commitments (as defined in the Overline Credit Agreement) a non-monetary default shall have occurred and Borrower shall have three consecutive days to cure the default or obtain a waiver thereof in compliance with the provisions of this Agreement and the Overline Credit Agreement; provided that if the ARTB is less than 105% of the sum of the aggregate outstanding principal amount of the Reducing Revolving Loans plus the Total Utilization of the Overline Commitments on any day, then Borrower shall have three consecutive days (excluding bank holidays) to cure or obtain a waiver of such Default;

         provided further, that notwithstanding anything to the contrary contained in Section 9.8 of this Agreement or Section 10.8 of the Overline Credit Agreement, waiver of this covenant shall require a vote of Lenders holding 75% of the Reducing Revolving Credit Commitments and Overline Lenders holding 75% of the Overline Commitments.

                  6.21 Maximum Operating Liabilities. The Borrower will not permit the AAPB as of any date set forth below to be greater than the corresponding amount set forth below (subject to the provisions of subsection 6.22):

Date                                         AAPB
- ----                                         ----
March 31,1996                                   $93,000,000
April 30, 1996                                  $92,000,000
May 31, 1996                                    $87,000,000
June 30, 1996                                   $89,000,000
July 31, 1996                                   $91,000,000
August 31, 1996                                 $84,000,000
September 30, 1996                              $85,000,000
October 30, 1996                                $87,000,000
November 30, 1996                               $80,000,000
December 31, 1996                               $81,000,000
January 31, 1997                                $79,000,000
February 28, 1997                               $74,000,000


                  6.22 Adjustment of the Covenants. Unless agreed otherwise by the Borrower and Required Lenders, the covenants set forth in subsections 6.18, 6.19, 6.20 and 6.21 will be automatically adjusted in a manner reasonably satisfactory to the Borrower and the Agent upon any Asset Sale to reflect the prospective arithmetic and accounting implications and changes to the cash flow projections as a result of such Asset Sale.

                  6.23 PW Engagement Letter. The PW Engagement Letter shall not be amended, modified or terminated without the prior written approval of the Required Lenders.

1.6      Amendments to Article VII:  Events of Default.

         A. Section 7.1(b) of the Credit Agreement is hereby amended by adding the following at the end thereof:

                  "; provided that any violations of the reporting covenants outlined in subsections 5.1(k) - (t) above are subject to a five business day cure period which option the Borrower may not exercise more than twice during the period from the Third Amendment Effective Date to the Reducing Revolving Credit Facility Termination Date; provided further that such option may not be exercised successively with respect to any individual reporting requirement, and provided, further, that the availability of such cure period shall not be utilized as a means to delay delivery of the ARTB report to the Agent if such report is available to the Borrower. Notwithstanding anything to the contrary contained in this paragraph (b), no cure period for reporting pursuant to the covenant outlined in
                  5.1 (r) shall be available for reports due thereunder after July 31, 1996."

         B. Section 7.1(f) of the Credit Agreement as hereby amended and restated as follows:

                  "(f) Any Credit Party shall fail to pay when due, whether by scheduled maturity, required prepayment acceleration or otherwise (taking into account any applicable grace period), any principal of, interest on or other amount payable in respect of any Overline Obligation (as defined in the Overline Credit Agreement) or any Debt (other than the Debt incurred pursuant to this Agreement or the Overline Credit Requirement) having an aggregate principal amount of at least $1,000,000; any other default or event of default shall occur under the terms of the Overline Credit Agreement or any agreement or instrument pursuant to which any Credit Party has incurred any such Debt, the effect of which default is to accelerate, or permit acceleration of (after any applicable grace period, notice or lapse of time), the maturity of any Overline Obligation or at least $1,000,000 in principal amount of such Debt; or any Overline Obligation or any such Debt of any Credit Party shall be declared to be due and payable or required to be prepaid or redeemed (other than pursuant to a regular schedule therefor), purchased or defeased, or an offer to prepay, redeem, purchase or defease shall be required to be made, in each case prior to the stated maturity thereof;"

         C. Section 7.1 of the Credit Agreement is hereby amended by (i) inserting the phrase "or either Security Agreement" immediately after the phrase "either Pledge Agreement" in clause (o) thereof; (ii) deleting the word "or" from the end of clause (r) thereof; (iii) deleting the punctuation "." from the end of clause (s) thereof and substituting "; or" therefor; and (iv) adding the following clause (t) at the end of such Section:

                  "(t) Any Credit Party shall (i) change its name, identity or corporate structure, (ii) change its chief executive office or any place of business from the location thereof listed on Annex B to the applicable Security Agreement or (iii) remove any Collateral, or any books, records or other information relating to the Collateral, from the location thereof listed on Annex B to the applicable Security Agreement to a new location, unless in each case the applicable Credit Party has (1) given twenty (20) days' prior written notice to the Agent of its intention to do so, together with information regarding any such new location and such other information in connection with such proposed action as the Agent may reasonably request and (2) delivered to the Agent ten (10) days prior to any such change or removal such documents, instruments and financing statements as may be reasonably required by the Agent, all in form and substance reasonably satisfactory to the Agent, paid all necessary filing and recording fees and taxes, and taken all other actions reasonably requested by the Agent, in order to perfect and maintain the Lien upon and security interest in the Collateral provided for in the Security Agreements."

1.7      Amendments to Article VIII:  The Agent.

         Section 8.11(a) of the Credit Agreement is hereby amended by deleting the phrase "Pledge Agreements" and substituting the phrase "Credit Documents."

1.8      Amendments to Article IX: Miscellaneous.

         Section 9.5(a) of the Credit Agreement is hereby amended by adding the following at the end of the first sentence thereof:

         "; provided further, that each assignment of rights and obligations under this Agreement (including with respect to any Reducing Revolving Credit Commitment, outstanding Reducing Revolving Loans and Reducing Revolving Notes) shall become effective only upon a concurrent pro rata assignment to the same Eligible Assignee of all or the applicable portion of such Lender's rights and obligations as an Overline Lender under the Overline Credit Agreement (including with respect to such Overline Lender's Overline Commitment, outstanding Overline Loans and Overline Note, as such terms are defined in the Overline Credit Agreement)."

1.9      Amendments to Schedules.

         The Credit Agreement is hereby amended by adding Annex B to this Amendment as Schedule 6.2 to the Credit Agreement


                                    ARTICLE II

                                 LIMITED WAIVER

2.1      Waiver of Certain Defaults.

         Subject to the provisions of Section 2.2 of this Amendment, Required Lenders hereby waive any Event of Default resulting solely from (i) the Borrower's failure to comply with the provisions of Sections 6.19, 6.20 and 6.26 for the period ended December 31, 1995 and the provisions of Sections 6.19 through 6.26 inclusive for the period ending March 31, 1996, and the Borrower's failure to comply with the provisions of Section 6.2(a)(iv) at any time prior to the Third Amendment Effective Date (as hereinafter defined).

2.2      Limitation of Waiver.

         Without limiting the generality of the provisions of Section 9.8 of the Credit Agreement, the waiver set forth herein shall be limited precisely as written and relates solely to the noncompliance by the Borrower with the provisions of Sections 6.2(a)(iv), 6.19 through 6.26 inclusive (collectively, the "Applicable Sections") to the extent described above and nothing in this
Article II shall be deemed to (a) constitute a waiver of compliance by the Borrower or any of its Subsidiaries with respect to (i) any Applicable Section in any other instance or (ii) any other term, provision or condition of the Credit Agreement or any other instrument or agreement referred to therein or (b) prejudice any right or remedy that the Agent or any Lender may now have (except to the extent such right or remedy was based upon existing Events of Default that will not exist after giving effect to this limited waiver) or may have in the future under or in connection with the Credit Agreement or any other instrument or agreement referred to therein. Except as expressly set forth herein, the terms, provisions and conditions of the Credit Agreement and the other Credit Documents shall remain in full force and effect and in all other respects are hereby ratified and confirmed.


                                                    ARTICLE III

                                                 OTHER AGREEMENTS


3.1      Termination of Revolving Credit Commitments.

         The Borrower hereby voluntarily terminates the Revolving Credit Commitments and agrees that (i) all outstanding Revolving Loans, together with all accrued but unpaid interest thereon, shall be deemed to be paid in full on the Third Amendment Effective Date with the proceeds of the Reducing Revolving Loans deemed made by the Lenders on such date and (ii) all Letters of Credit outstanding on the Third Amendment Effective Date shall be deemed to be issued and outstanding under the Reducing Revolving Credit Facility.

3.2      Reducing Revolving Credit Commitments.

         The   Borrower,   each  Lender  and  each  other  party  hereto  hereby
acknowledge and agree that:

                  (i) concurrently with the effectiveness of the Third Amendment, the Separate Indebtedness shall be deemed to be, for all purposes of this Agreement, Reducing Revolving Loans made by First Union under this Agreement;

                  (ii) upon the effectiveness of the Third Amendment, but immediately after giving effect to the provisions of clause (i) above, all amounts held in the Escrow Account under and as defined in that certain Escrow Agreement dated as of May 8, 1996 (as amended, restated, supplemented or otherwise modified from time to time, the "Escrow Agreement") among the Borrower and First Union, individually and as escrow agent, will be applied to prepay Reducing Revolving Loans;

                  (iii) upon the effectiveness of the Third Amendment but immediately after giving effect to the provisions of clauses (i) and
         (ii) above, in accordance with the provisions of Section 4.2(a) of the Credit Agreement, the Total Reducing Revolving Credit Commitment shall be automatically reduced to $83,708,333 and the Reducing Revolving Commitment of each Lender shall be the applicable amount set forth on Annex A hereto.

3.3      Extension of Financial Covenants; Automatic Termination of Commitments.

         The Borrower hereby agrees that if the Credit Agreement (and, by incorporation, the Overline Credit Agreement) is not amended by January 15, 1997 to establish financial covenants satisfactory in form and substance to (i) Overline Lenders (as defined in the Overline Credit Agreement) holding 82% of the Overline Commitments (as defined in the Overline Credit Agreement) and (ii) Lenders holding 82% of the Reducing Revolving Credit Commitments for the period subsequent to February 1997 the Overline Commitments and the Reducing Revolving Credit Commitments shall automatically terminate and all Overline Loans (as defined in the Overline Credit Agreement), Reducing Revolving Loans, and all other obligations under such commitments will become automatically due and payable on February 28, 1997.

3.4      Review of Accounts Receivables.

         A. The Borrower hereby agrees to deliver to the Lenders by June 21, 1996 a written receivables reserve policy in accordance with Generally Accepted Accounting Principles that is satisfactory in form and substance to the Lenders and that is no less restrictive than the policy delivered to the Lenders pursuant to paragraph S of Article V of this Amendment. Changes to this reserve policy shall not be made without the prior consent of each of the Lenders.

         B. The Borrower hereby agrees to (i) cause an analysis of its accounts receivable to be completed within 45 days of the end of each calendar quarter (or, if reasonably requested by the Lenders, more frequently) by the Company's independent auditors (or other entity satisfactory to the Required Lenders) and
(ii) cause the Lender's financial advisor to have complete access to such entity conducting the analysis and to the results of such analysis. Such analyses will be accompanied by Borrower's valuation of the net collectibility of accounts receivable covered by the most recent reported ARTB. Each accounts receivable analysis will consist of a written agreed-upon procedures report with regard to
(a) compliance with the

Borrower's written reserve policy and (b) accuracy of the Borrower's valuation of the net collectibility of such accounts receivable.

3.5      Priority of Payments.

         Except as otherwise expressly provided herein or in the Credit Documents, all payments and other amounts received by Agent (including, without limitation, all proceeds of Collateral) under the Credit Documents or the Restructuring Documents (as defined in the Overline Credit Agreement) shall be applied first to Overline Obligations then owing and thereafter to amounts owing under or in respect of the Credit Agreement; provided that application of any such payments or amounts to the Overline Obligations shall not constitute a waiver of any amounts due under or in respect of the Credit Agreement. Each Lender hereby acknowledges and agrees that each Overline Lender is a third party beneficiary of this Section 3.5 and that this Section may not be amended, restated, supplemented or otherwise modified without the consent of the Overline Lenders.

3.6      Non-Cash Expenses or Charges.

         Notwithstanding anything to the contrary contained in Section 1.12 of the Second Amendment, for purposes of financial covenant calculations under the Credit Agreement, all non-cash expenses or charges must be approved in writing by Required Lenders.

3.7      HMO Guaranties.

         Lenders hereby release the guaranties of each Subsidiary of the Borrower that is a health maintenance organization; provided that upon the request of the Agent or Required Lenders and to the extent not prohibited by application of relevant health maintenance organization laws and regulations, the Borrower shall cause each such Subsidiary (other than Doctors Health Plan, Inc.) to deliver a guaranty substantially in the form of the Guaranty Agreement and to secure its guaranty by granting a security interest in all of its then existing and future assets.

3.8      Delivery of Certain Items.

         A. Time Line. The Borrower hereby agrees to deliver to the Lenders upon receipt, but in any event no later than 30 days after the Third Amendment Effective Date, a report from Morgan Stanley (and, promptly after engagement, from each other investment bank engaged by the Borrower for similar purposes) that sets forth specific dates for disposition of specific assets and business segments and projected valuation ranges therefor.

         B. Tax Base Information. The Borrower hereby agrees to deliver to the Lenders no later than 30 days after the Third Amendment Effective Date detailed tax base information for assets of the Borrower and each of its Subsidiaries to be sold.

         C. Other Advisors. The Borrower hereby agrees that if the Borrower shall engage any investment banker or advisor other than Morgan Stanley in connection with the proposed disposition of assets or equity and/or debt infusions, the Borrower shall deliver to the Agent a copy of the engagement agreement with such advisor, which shall be reasonably satisfactory in form and substance to the Required Lenders and shall provide that the Lenders will have direct access to such advisor. If Morgan Stanley or such advisor prepares a final report for the Borrower reaching conclusions regarding proposed asset sale or equity and/or debt infusions, the Borrower shall deliver a copy of such report to the Agent for distribution to the Lenders on a confidential basis.

3.9      Restricted Subsidiaries.

         The Borrower hereby agrees that, notwithstanding anything to the contrary contained in the Credit Agreement or this Amendment, there shall be no Unrestricted Subsidiaries at any time after the Third Amendment Effective Date.


                                      ARTICLE IV

                            REPRESENTATIONS AND WARRANTIES

4.1      Representations and Warranties of the Borrower.

         The Borrower hereby represents and warrants that:

         A. The Borrower is in compliance with all terms and provisions set forth in the Credit Agreement to be observed or performed, except where the Borrower's failure to comply has been waived in writing by the Required Lenders.

         B. The representations and warranties of the Borrower set forth in the Credit Agreement, except for those relating to a specific date other than the date hereof, are (after giving effect to the waiver set forth in Article II hereof) true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof.

         C. No Event of Default (as defined in the Credit Agreement), nor any event that upon notice, lapse of time or both would become an Event of Default is continuing other than those, if any, waived by Required Lenders pursuant to
Article II hereof.

         D. All Loans by the Lenders to the Borrower under the Credit Agreement, as amended hereby, and the Notes will continue to be secured by the Agent's security interest in all of the Collateral granted under the Credit Agreement or other Credit Documents, and nothing herein will affect the validity, perfection or enforceability of such security interests.

4.2      Representations and Warranties of All Credit Parties.

         A. Each of the Credit Parties hereby ratifies and affirms each of the representations and warranties made by the Borrower on the Third Amendment Effective Date, including without limitation, each representation and warranty contained in the Notice of Borrowing delivered by the Borrower under the Overline Credit Agreement.

         B.       Each Credit Party represents and warrants that:

                  (i) As a result of the interrelated nature of their businesses and in order to achieve economies of scale and operate in a cost-efficient manner, the Borrower and the other Credit Parties engage in numerous substantive and administrative intercompany activities and operations, which each accounts for in its own separate books and records, but which would not be feasible without the credit extended by the Lenders and the Overline Lenders under the Credit Agreement and the Overline Credit Agreement.

                  (ii) The direct and indirect benefits which each Credit Party receives from or as a result of the credit extended by the Lenders and the Overline Lenders under the Credit Agreement and the Overline Credit Agreement are substantial and material, and while such indirect benefits are not necessarily precisely quantifiable, all of such benefits are essential to the continuation of the operations of each of the Credit Party.

                  (iii) To the best knowledge of each Credit Party, the Borrower and each other Credit Party is Solvent.


                                       ARTICLE V

                             CONDITIONS TO EFFECTIVENESS

         Articles I, II, III and IV of this Amendment shall become effective only upon the satisfaction of all of the following conditions (the date of satisfaction of such conditions being referred to herein as the "Third Amendment Effective Date"):

         A. Executed Documents. The following documents shall have been duly authorized, executed and delivered by the parties thereto, shall be in form and substance satisfactory to the Agent and the Required Lenders, no default shall exist thereunder, the Agent and each Lender shall have received a copy thereof:

                  (i) this Amendment executed by the Borrower, the Agent and each Lender;

                  (ii) the Borrower Security Agreement executed by the Borrower and the Agent;

                  (iii) the Guaranty Agreement executed by the Borrower, each of its Subsidiaries (other than the HMOs) and the Agent;

                  (iv) the Subsidiaries Pledge Agreement executed by the Borrower, each of its Subsidiaries (other than the HMOs) and the Agent;

                  (v) the Subsidiaries Security Agreement executed by the Borrower, each of its Subsidiaries (other than the HMOs) and the Agent; and

                  (vi)     the Amendment Fee Notes.

         B. Security Interests. The Borrower shall have taken or caused to be taken all such actions as are necessary or desirable in the judgment of the Agent to create in favor of the Agent on behalf of the Lenders a valid, enforceable and perfected first priority Lien on the Collateral (subject only to Liens expressly permitted under the Credit Documents and the priority of the Overline Lenders as provided in Section 3.5 of this Amendment) including without limitation (i) the delivery to the Agent of Uniform Commercial Code financing statements, executed by the applicable Credit Parties as to the Collateral granted by such Credit Parties for all jurisdictions as may be necessary or desirable in the sole opinion of the Agent to perfect the Agent's security interest in such Collateral, (ii) to the extent not previously delivered, the delivery pursuant to the applicable Collateral Documents by the applicable Credit Parties of stock certificates (which certificates shall be registered in the name of the Agent or properly endorsed in blank for transfer or accompanied by irrevocable undated stock powers duly endorsed in blank, all in form and substance satisfactory to the Agent) representing all of the capital stock and other investment securities required to be pledged pursuant to the Collateral Documents, (iii) to the extent not previously delivered, the delivery pursuant to the applicable Collateral Documents by the applicable Credit Parties of any existing promissory notes (which promissory notes shall be endorsed to the order of the Agent) representing all of the pledged debt required to be delivered pursuant to the Collateral Documents, (iv) execution and delivery by the Agent, the applicable Credit Parties and the applicable depository institutions of letter agreements, satisfactory in form and substance to the Agent, with respect to the perfection of security interests in favor of the Agent in certain of the deposit accounts of the Credit Parties, as required pursuant to the Security Agreements, (v) the delivery to Agent of executed mortgages satisfactory in form and substance to the Agent pursuant to which the Borrower and its Subsidiaries grant Liens in all of their respective real property and the recording of such mortgages with all appropriate authorities, (vi) delivery to the Agent of all chattel paper of the Borrower and its Subsidiaries, and (vii) the delivery to the Agent of the insurance certificates required to be delivered pursuant to Section 6(b) of the Subsidiaries Security Agreement and Section 6(b) of the Borrower Security Agreement.

         C. Secretary's Certificates. The Agent shall have received (with copies for each of the Lenders) a certificate of the Secretary or an Assistant Secretary of each Credit Party, dated the Third Amendment Effective Date, certifying (i) that attached thereto is a true and complete copy of the Articles or Certificate of Incorporation of the applicable Credit Party and all amendments thereto, certified as of a recent date by the Secretary of State of its state of incorporation, and there has been no amendment thereto except as set forth therein, (ii) that attached thereto is a true and complete copy of the Bylaws of the applicable Credit Party as in effect at all times from the date upon which the resolutions referred to in clause (iii) below were adopted to and including the Third Amendment Effective Date and there has been no amendment thereto except as set forth therein, (iii) that attached thereto is a true and complete copy of the resolutions adopted by the board of directors of the applicable Credit Party (or an authorized executive committee thereof), authorizing the execution, delivery and performance of this Amendment and all other documents executed in connection herewith or therewith and the consummation of the transactions contemplated hereby or thereby, including, in the case of the Borrower, the engagement of Price Waterhouse LLP, as provided in paragraph J, and adoption of the business turnaround plan contained in the PW Report and (iv) as to the incumbency and genuineness of the signature of each officer of the applicable Credit Party who has executed this Amendment or any other documents and certificates in connection herewith.

         D. Certificates of Good Standing. The Agent shall have received certificates as of a recent date of the corporate good standing of each Credit Party under the laws of its jurisdiction of incorporation.

         E. Officer's Certificate. The Agent shall have received (with copies for each of the Lenders) a certificate from the Chief Financial Officer or Treasurer of the Borrower, dated the date of this Amendment, certifying that (i) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing, and (ii) the Borrower has satisfied each of the conditions required to the satisfied by it hereunder.

         F. Opinion of Counsel. The Agent and each Lender shall have received the favorable opinion of the law firm of Moore & Van Allen, PLLC, counsel to the Borrower and its Subsidiaries, and Joseph G. Piemont, Esq., general counsel to the Borrower and its Subsidiaries, each dated as of the Third Amendment Effective Date and addressed to the Agent and each Lender, and such other opinions as the Agent or the Lenders may reasonably require, including an opinion of Pennington & Haben, P.A., local counsel to the Florida Subsidiaries, all in form and substance satisfactory to the Agent and the Required Lenders.

         G. Payment of Fees and Expenses.  The Borrower  shall have paid
(i) the reasonable out-of-pocket fees and expenses (including professional fees and allocated costs of internal counsel) that are accrued or estimated as of the Third Amendment Effective Date and
(ii) a retainer of $50,000 to Ernst & Young to secure its fees and expenses accruing after the Third Amendment Effective Date, which retainer shall, together with interest accrued at a rate of 4% per annum, be applied to Ernst & Young's final invoice.

         H.       Overline Credit Agreement.  The Overline Credit
Agreement shall have been executed and delivered by the parties thereto and shall have become effective in accordance with its terms.

         I. Operating Strategy. The Borrower shall have delivered to the Agent and Lenders (i) a report from Morgan Stanley including a strategic plan for disposition of assets and a methodology for sales,
(ii) an executed engagement letter for Morgan Stanley authorizing the sales effort for major assets and/or raising of equity, and providing for periodic reports to the Lenders on such initiatives, (iii) authorization for the Agent and Lenders to have direct access to Morgan Stanley and (iv) one or more resolutions of the Board of Directors of the Borrower adopting the business turnaround plan referred to in the PW Report, authorizing the engagement of investment bankers (including Morgan Stanley) and ratifying the engagement of Price Waterhouse ("PW"), each case in form and substance satisfactory to the Agent and Required Lenders.

         J. Price Waterhouse Engagement. The Borrower shall have delivered to the Agent and Lenders a copy of the executed PW Engagement Letter which shall be in full force and effect.

         K. Ernst & Young. The Agent shall have retained at the Borrower's expense Ernst & Young as a financial advisor to report to the Lenders as to the Borrower's financial projections, the progress made by the Borrower and PW in implementing the business turnaround plan referred to in paragraph I above, actual performance as measured against covenants, review of the analyses of accounts receivable and reserves contemplated by Section 3.4, and other issues determined by the Lenders.

         L. Audit Opinions. The Agent and Lenders shall have received unqualified audit opinions of KPMG Peat Marwick for the Borrower and its Subsidiaries on a consolidated basis and for each of the HMO's (provided that the financial statements for the North Carolina and Florida HMOs shall be prepared in accordance with applicable regulatory accounting procedures).

         M. Annual Report. The Borrower will deliver to the Agent and Lenders the 1995 Annual Report (including all footnotes) and all KPMG Peat Marwick management letters issued within the two years preceding the Third Amendment Effective Date.

         N. Debt Schedules. The Borrower shall have delivered to the Agent and Lenders a schedule, satisfactory in form and substance to the Agent, of all debt of the Borrower and its Subsidiaries, including without limitation all off-balance sheet guaranties, earnouts and other contingencies with quantification of existing and potential obligations and such schedule shall be certified as true and correct by the Chief Financial Officer of the Borrower and approved by the Plan Manager, to the best of his knowledge.

         O. Dr. Scott's Financial Statements. The Borrower shall have delivered or cause to be delivered to the Agent on a confidential basis the personal financial statements of Dr. Scott and his family trusts as of December 31, 1995 and Ernst & Young shall have reported on such statements to the Lenders.

         P. Cash Flow Forecasts. The Borrower will deliver to the Lenders (i) revised consolidating cash flow forecasts through February 1997 in the format contained in the PW Report, including adjustments as of April 17, 1996, acceptable to the Lenders, and (ii) a statement executed by PW that as of the date hereof no further adjustments are appropriate with respect to the PW Report.

         Q. Operating Statement. The Borrower shall have delivered to the Lenders by May 1, 1996 a profit and loss statement for the first quarter certified by the Borrower's chief financial officer and approved by the Plan Manager to the best of his knowledge.

         R. Borrower's Representation as to Material Adverse Change. The Borrower shall deliver an Officer's Certificate representing that no Material Adverse Change shall have occurred since the date of the PW Report and such representation shall be true and correct.

         S. Receivables Reserve Policy. The Borrower will deliver to the Lenders a written summary of the accounts receivables reserve policy in effect at the time KPMG Peat Marwick audited the 1995 financial statements.

         T. Termination of Contract. The Borrower will deliver to the Lenders a certificate from the principal officer of Healthplan Southeast, Inc. ("HSI") stating that HSI has no reason to believe that HSI's contract with the State of Florida will not be renewed.

         U. Certificate Regarding Corporate Structure. The Agent shall have received (with copies for each of the Lenders) a certificate from the Secretary or an Assistant Secretary of the Borrower, in form and substance acceptable to the Agent, certifying the corporate structure of the Borrower and its Subsidiaries and identifying the direct and indirect Subsidiaries of each Credit Party.

         V. Representations and Warranties. The representations and warranties contained in the Credit Agreement, the Overline Credit Agreement and this Amendment shall be true, correct and complete to the satisfaction of the Agent in all respects as of the Third Amendment Effective Date, except, in the case of the Credit Agreement, to the extent such representations and warranties relate solely to or are specifically expressed as of a particular date or period, and the Borrower shall have delivered an Officer's Certificate certifying that such representations and warranties are true, correct and complete to the extent set forth above.

         W. Other Documents. The Agent and each Lender shall have received such other documents, certificates and opinions as the Agent and the Required Lenders may reasonably
request  in  connection  with  this  Amendment,   each  in  form  and
substance satisfactory to the Agent and the Required Lenders.


                                   ARTICLE VI

                              EFFECT OF AMENDMENT

6.1      Amendment of Credit Documents.

         On and after the Third Amendment Effective Date, any individual or collective reference to any of the Credit Documents in any of the other Credit Documents to which the Borrower or any other Credit Party is a party, and each other Credit Document, shall mean, unless otherwise specifically provided, such Credit Document as amended and supplemented by this Third Amendment to Credit Agreement and as such Credit Document is further amended, restated, supplemented or modified from time to time and any substitute or replacement therefor or renewals thereof, including without limitation, all references to the Credit Agreement, which shall mean the Credit Agreement as amended hereby and as further amended from time to time.

6.2      Full Force and Effect.

         As expressly amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof, and no change or modification in any of the terms thereof except as specifically set forth herein has been effected. As used in the Credit Agreement, "hereinafter," "hereto," "hereof" and words of similar import shall, unless the context otherwise requires, mean the Credit Agreement as amended by this Amendment.

6.3      No Novation.

         Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any party under the Credit Agreement, or any amendment thereto, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, or any amendment thereto, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein.

6.4      Acknowledgement by Credit Parties.

         Each Credit Party hereby acknowledges and agrees that each of the Credit Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall remain valid and enforceable and shall not be impaired or limited by the execution and effectiveness of this Amendment.

                                      ARTICLE VII

                        PAYMENT OF AMENDMENT AND WAIVER FEE

7.1      Amendment and Waiver Fee.

         In consideration of the agreement of the Lenders to enter into this Amendment, to waive the Defaults and Events of Default waived herein and to amend the Credit Agreement as provided herein, the Borrower agrees to execute and deliver to the Agent for the ratable benefit of the Lenders the Amendment Fee Notes in an aggregate principal amount equal to $837,083.33, substantially in the form attached as Annex C hereto.


                                     ARTICLE VIII

                                      RELEASE

8.1      Release.

         Although the Borrower and its Subsidiaries do not believe that they have any claims against the Agent or any of the Lenders, each is willing to provide such parties with a general and total release of all such claims in consideration of the extensions and other benefits which the Borrower and its Subsidiaries will receive pursuant to this Amendment and the Overline Credit Agreement. Accordingly, the Borrower and each of its Subsidiaries, for itself, each of its Subsidiaries and any successor of such Person or such Subsidiary, hereby knowingly, voluntarily, intentionally and irrevocably releases and discharges the Agent, each Lender and each of their respective officers, directors, agents, affiliates and counsel (each a "Releasee") from any and all actions, causes of action, suits, sums of money, controversies, variances, trespasses, damages, judgments, extents, executions, losses, liabilities, costs, expenses, debts, dues, demands, obligations or other claims of any kind whatsoever, in law, admiralty or equity, which such Person or any of its Subsidiaries ever had, now have or hereafter can, shall or may have against any Releasee for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the Third Amendment Effective Date; provided that this release shall not apply to obligations of Lenders pursuant to existing contracts other than the Credit Documents and the Restructuring Documents (as defined in the Overline Credit Agreement).

                                    ARTICLE IX

                                   MISCELLANEOUS

9.1      Governing Law.

         THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA (WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF).

9.2      Severability.

         To the extent any provision of this Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction.

9.3      Counterparts.

         This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all of which shall together constitute one and the same instrument.

9.4      Expenses.

         The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Agent and each of the Lenders (including allocated fees of in-house counsel) in connection with the preparation, execution and delivery of this Amendment, including, without limitation, all attorneys' and financial advisors' fees, as set forth in paragraph G of Article V and other expenses immediately upon presentation of invoices or statements with respect thereto.

9.5      Further Assurances.

         The Borrower shall execute and deliver to the Agent and each Lender such documents, certificates and opinions as the Agent and the Required Lenders may reasonably request to effect the amendment contemplated by this Amendment and to perfect, or continue the existence, perfection and first priority of, the Agent's security interests in the Collateral.

9.6      Headings.

         The headings of this Amendment are for the purposes of reference only and shall not affect the construction of this Amendment.

9.7      Effectiveness.

         This  Amendment   shall  become   effective  upon  an
execution of a counterpart hereof by the Borrower, each Subsidiary of the Borrower, the Agent and each Lender and authorization of delivery of such counterparts; provided that Articles I, II, III and IV hereof shall not become effective until (i) execution of a counterpart hereof by the Borrower, each Subsidiary of the Borrower, the Agent and each Lender and authorization of delivery of such counterparts and (ii) satisfaction of the conditions set forth in Article V hereof.

9.8      Notice Addresses.

         Pursuant to Section 9.4 of the Credit Agreement, each Lenders hereby notifies each other party hereto that its notice address shall be the address set forth below such Lender's signature on the applicable signature page hereto.

9.9      Agent.

         Each Lender acknowledges that First Union has also been appointed as agent for Overline Lenders under the Overline Credit Agreement and that First Union shall enter into the Collateral Documents and perform its obligations thereunder on behalf of both the Overline Lenders and the Lenders as Agent hereunder and agent under the Overline Credit Agreement.


             [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first above written.


                                         COASTAL PHYSICIAN GROUP, INC.


                                         By:__________________________________
                                         Name:
                                         Title:

                                         Notice Address:
                                         =====================================
                                         =====================================


                                         FIRST UNION NATIONAL BANK OF  NORTH
                                         CAROLINA, individually and as Agent


                                         By:__________________________________
                                         Name:
                                         Title:


                                         Notice Address:
                                         =====================================
                                         =====================================

                                         CORESTATES BANK, N.A.

                                         By:__________________________________
                                            Name:
                                            Title:


                                         Notice Address:
                                         =====================================
                                         =====================================


                                         By:__________________________________
                                            Name:
                                            Title:

                                         Notice Address:
                                         =====================================
                                         =====================================

                                         THE LONG-TERM CREDIT BANK OF
                                         JAPAN, LTD.


                                         By:__________________________________
                                            Name:
                                            Title:

                                         Notice Address:
                                         =====================================
                                         =====================================

                                        MELLON BANK, N.A.


                                        By:__________________________________
                                           Name:
                                           Title:

                                        Notice Address:
                                        =====================================
                                        =====================================


                                        NATIONSBANK, N.A.


                                        By:__________________________________
                                           Name:
                                           Title:

                                        Notice Address:
                                        =====================================
                                        =====================================


                                        NATIONSBANK, N.A.


                                        By:__________________________________
                                           Name:
                                           Title:

                                        Notice Address:
                                        =====================================
                                        =====================================

                                        THE BANK OF NOVA SCOTIA


                                        By:__________________________________
                                           Name:
                                           Title:

                                        Notice Address:
                                        =====================================
                                        =====================================

                                        SOCIETY NATIONAL BANK


                                        By:__________________________________
                                           Name:
                                           Title:

                                        Notice Address:
                                        =====================================
                                        =====================================

                                        BB&T


                                        By:__________________________________
                                           Name:
                                           Title:

                                        Notice Address:
                                        =====================================
                                        =====================================

                                        WACHOVIA BANK OF NORTH CAROLINA,
                                        N.A.


                                        By:__________________________________
                                           Name:
                                           Title:

                                        Notice Address:
                                        =====================================
                                        =====================================


                                        BANK OF AMERICA, ILLINOIS


                                        By:__________________________________
                                           Name:
                                           Title:

                                        Notice Address:
                                        =====================================
                                        =====================================


                                        MERRILL, LYNCH, PIERCE, FENNER
                                          SMITH INCORPORATED


                                        By:__________________________________
                                           Name:
                                           Title:

                                        Notice Address:
                                        =====================================
                                        =====================================

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Acknowledged and Agreed to:

- --------------------------------
[LIST NAME OF SUBSIDIARY]

By:_____________________________
   Name:
   Title:

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